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                                                                EXHIBIT 99.B5(b)




                         NOTIFICATION OF ADDITIONAL PORTFOLIO

               Kemper High Yield Fund, a Massachusetts business trust (the "Trust"), pursuant to Paragraph 2 of the Investment Management Agreement ("Management Agreement") dated January 4, 1996 between the Fund and Kemper Financial Services, Inc. (currently named Zurich Kemper Investments, Inc.) (the "Adviser") hereby notifies the Adviser that it desires to retain the Adviser as of September 24, 1997 to render investment advisory and management services under the Management Agreement for the Kemper High Yield Opportunity Fund, the investment management fees for such services to be computed at the annual rates set forth in accordance with Paragraph 3 of the Management Agreement.

          Dated:          September 18, 1997

                                        KEMPER HIGH YIELD FUND

                                        By:  /s/ Stephen B. Timbers
                                           --------------------------

                                        Title:  President
                                              -----------------------

          Attest:  /s/ Elizabeth C. Werth
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          Title:  Assistant Secretary
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               Adviser, pursuant to said Paragraph 2 of the Management
          Agreement, hereby notifies the Fund that it is willing to render the aforesaid services for the Kemper High Yield Opportunity Fund for the investment management fees described above and acknowledges that such Fund shall hereby become "Fund" under the Management Agreement.

                                        ZURICH KEMPER INVESTMENTS, INC.

                                        By:  /s/ Patrick H. Dudasik
                                           -------------------------------
                                                Executive Vice President,
                                        Title:  Chief Financial Officer
                                              ----------------------------

          Attest:  /s/ Philip J. Collora
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          Title:  Assistant Secretary
                -------------------------